Exhibit 5.0
Law Offices
Elias, Matz, Tiernan & Herrick L.L.P.
12th Floor
734 15th Street, N.W.
Washington, D.C. 20005

Telephone: (202) 347-0300
Facsimile: (202) 347-2172
www.emth.com
July 29, 2008
VIA EDGAR
Board of Directors
Hibernia Homestead Bancorp, Inc.
325 Carondelet Street
New Orleans, Louisiana 70130
Gentlemen:
     We have acted as special counsel to Hibernia Homestead Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the Plan of Conversion (the “Plan of Conversion”) of Hibernia Homestead Bank (the “Bank”).
     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Louisiana, in each case as in effect on the date hereof.
     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering — Tax Aspects” and “Legal and Tax Matters” in the Prospectus contained the Registration Statement.

Board of Directors
Hibernia Homestead Bancorp, Inc.
July 29, 2008

Very truly yours, ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
By:	/s/ Eric M. Marion
Eric M. Marion, a Partner